UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2021

Gritstone bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38663	47-4859534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5959 Horton Street, Suite 300

Emeryville, California 94608

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 871-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GRTS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.07. Submission of Matters to a Vote Security Holders.

On June 18, 2021, Gritstone bio, Inc. (the “Company”) held its 2021 annual meeting of stockholders (the “Annual Meeting”). Only stockholders of record at the close of business on April 21, 2021, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting. As of the record date, 49,197,828 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 31,213,074 shares of the Company’s common stock were voted in person or by proxy for the two proposals set forth below, each of which is described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 23, 2021.

Proposal No. 1 – Election of Directors

The Company’s stockholders elected the Class III director nominees below to the Company’s Board of Directors (the “Board”) to hold office until the 2024 Annual Meeting of Stockholders or until their successors are elected.

Class III Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Steve Krognes	21,693,639	2,341,049	7,178,386
Elaine Jones, Ph.D.	21,572,974	2,461,714	7,178,386

Proposal No. 2 – Ratification of Selection of Independent Registered Accounting Firm

The Company’s stockholders ratified the selection, by the Audit Committee of the Board, of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021.

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,057,957	29,406	125,711	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRITSTONE BIO, INC.

Date: June 21, 2021	By:	/s/ Andrew Allen
Andrew Allen, M.D., Ph.D.
President and Chief Executive Officer